SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2004

Commission file number 1-14287

USEC Savings Program
(Full title of the plan)

USEC Inc. 2 Democracy Center 6903 Rockledge Drive, Bethesda, MD 20817 (301) 564-3200 (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

USEC Savings Program

Item 4. Changes in Certifying Accountant for USEC Savings Program.

     As of May 27, 2004, the Benefits Administration Committee of USEC Inc. (“USEC”), the plan sponsor, dismissed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as independent registered public accountants for the USEC Savings Program. The decision was discussed with USEC’s Audit, Finance and Corporate Responsibility Committee.

     The reports of PricewaterhouseCoopers on the financial statements of the USEC Savings Program as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     In connection with its audits of the financial statements of the USEC Savings Program as of and for the years ended December 31, 2002 and 2001 and through May 27, 2004, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused them to make reference thereto in their report on the financial statements of the USEC Savings Program for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     The USEC Benefits Administration Committee provided PricewaterhouseCoopers with a copy of the foregoing statements and requested that PricewaterhouseCoopers provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements. A copy of the PricewaterhouseCoopers’ letter, dated June 3, 2004, stating its views with respect to such statements, is filed as Exhibit 16 to this report.

     The USEC Benefits Administration Committee engaged Grant Thornton LLP as the new independent registered public accountants for the USEC Savings Program as of June 3, 2004. During the years ended December 31, 2002, and 2001 and through June 3, 2004, there were no consultations with Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the USEC Savings Program, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The engagement of Grant Thornton LLP relates to the audit of the financial statements of the USEC Savings Program. PricewaterhouseCoopers continues to serve as independent registered public accountants for USEC Inc.

USEC Savings Program

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP, dated June 3, 2004, regarding change in certifying accountants.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the employee benefit plan) have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Savings Program

June 3, 2004	By	/s/ W. Lance Wright

W. Lance Wright Chairman USEC Benefits Administration Committee

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USEC Savings Program

EXHIBIT INDEX

Exhibit
Number	Description

16	Letter from PricewaterhouseCoopers LLP, dated June 3, 2004, regarding change in certifying accountants.

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